CUSIP No. 98983V 10 6	13G

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Class A Common Stock of Zuora, Inc. is filed on behalf of each of us.

Dated: February 5, 2020

SHASTA VENTURES II, L.P.

By: Shasta Ventures II GP, LLC

Its: General Partner

By:	/s/ Ravi Mohan
Ravi Mohan Managing Director

SHASTA VENTURES II GP, LLC

By:	/s/ Ravi Mohan
Ravi Mohan, Managing Director

7.